Exhibit 99.2

HORIZON PHARMA PUBLIC LIMITED COMPANY

CASH INCENTIVE PROGRAM

EFFECTIVE DATE: JANUARY 5, 2018

1.    Purpose. The Horizon Pharma Public Limited Company Cash Incentive Program (the “Program”) is for purposes of providing cash incentive compensation to individuals who make a significant contribution to the performance of Horizon Pharma Public Limited Company (the “Company”) and its Affiliates and who are selected for participation in the Program (the “Designated Participants”). The Program objectives are to: (a) provide additional motivation to the Designated Participants to focus on our corporate performance, (b) provide an additional retention incentive for Designated Participants, and (c) further align the interests of the Designated Participants with those of our shareholders. Certain capitalized terms used in this Program document are defined on the attached APPENDIX A.

2.    How Awards Are Earned Under the Program.

(a)    General Program Description. The Program provides the opportunity for the Designated Participants to earn a cash bonus based on the Company’s level of attainment of performance goals approved by the Committee (the “Performance Goals”) during the applicable performance period designated by the Committee (the “Performance Period”) subject to satisfaction of any Continuous Service requirements through Service Vesting Dates as designated by the Committee.

(b)    Designated Participants. The Program’s Designated Participants will be approved by the Committee for each Performance Period. Except as provided in this Program, no Employee has any right (i) to be a Designated Participant in the Program, (ii) to continue as a Designated Participant, or (iii) to be granted a potential cash bonus award or to earn an Actual Award under the Program.

(c)    Performance Goals and Performance Period. Actual Award amounts will be calculated based upon the Committee’s determination of the Company’s level of attainment of the Performance Goals established for each applicable Performance Period pursuant to the following criteria:

(i)    The Committee will approve the applicable Performance Goals for each Performance Period, which may, but are not required to, include a Threshold Goal. The Actual Award amount will be calculated based on level of attainment of the designated Performance Goals during the Performance Period. If a Threshold Goal is applicable to a Performance Period but is not achieved during such Performance Period, and a Change in Control does not occur prior to expiration of such Performance Period, the Designated Participants will not earn any cash bonus under the Program with respect to such Performance Period.

(ii)    If a Change in Control occurs before expiration of the Performance Period, for purposes of calculating the Actual Award for such Performance Period, the Actual Award will be calculated by reference to the greater of: (i) the Target Award amount or, (ii) such cash bonus amount as would have been earned for the Performance Period if a Change in Control had not occurred prior to expiration of the Performance Period, to the extent reasonably calculable, and as determined by the Committee (as constituted immediately prior to such Change in Control).

(iii)    Any Designated Participant who switches from full-time to part-time employment during the Performance Period will have his or her Actual Award reduced on a pro-rata basis based upon the applicable percentage of full-time equivalent employment that was in effect on an aggregate basis during the Performance Period. For the avoidance of doubt, no adjustment will be made to the determined amount of an Actual Award for any Designated Participant due to any reduction in the percentage of full-time equivalent employment of a Designated Participant that occurs after expiration of the Performance Period and prior to determination of the Actual Award.

(iv)    The determined Actual Award amount for any Performance Period will become earned by and payable to a Designated Participant subject to the Designated Participant’s satisfaction of the Continuous Service requirements set forth in Section 2(d) below.

(d)    Continuous Service.

(i)    The Committee will determine the applicable Continuous Service requirements through Service Vesting Dates that will apply to awards under the Program. Except as otherwise provided below in Section 2(e)(ii) or 2(e)(iii), in order to earn an Actual Award under the Program with respect to any Performance Period, a Designated Participant must remain in Continuous Service through the earlier of applicable specified Service Vesting Date or the date of a Change in Control. Except as otherwise provided below in Section 2(e)(ii) or 2(e)(iii), if a Designated Participant terminates Continuous Service for any reason prior to the applicable Service Vesting Date or the date of a Change in Control, the Designated Participant will forfeit the right to any payment under the Program otherwise earned subject to Continuous Service through the applicable Service Vesting Date.

(ii)    If prior to a Service Vesting Date a Designated Participant terminates Continuous Service due to: (A) a termination by the Company without Cause after the date a definitive agreement for a Change in Control transaction is executed, or (B) the Designated Participant’s death or Disability, and in each case the Designated Participant or his or her beneficiaries (as applicable) provide the Company and its Affiliates with an effective release of claims in a form acceptable to the Company (the “Release”) no later than sixty (60) days following the date of such termination, the Designated Participant will still be eligible to earn an Actual Award subject to the Company’s attainment of the Performance Goals during the Performance Period or the earlier occurrence of a Change in Control. The form of Release will be provided to the Designated Participant no later than five (5) days following such termination. In no event will Plan payments be made prior to the effectiveness of the Release.

3.    Other Program Provisions.

(a)    Determination and Payment of Actual Awards. Assessment of actual performance, determination of the Actual Awards and any payment in respect of Actual Awards will be subject to: (i) the Committee’s determination that the applicable Performance Goals and other terms of the Program have been met for such Performance Period and (ii) satisfaction of Continuous Service requirements. Unless otherwise determined by the Committee at the time of grant, all Actual Awards which are earned under the Program will generally be paid to Designated Participants as soon as administratively practicable following the applicable specified Service Vesting Date (or any later date Actual Award is earned and vested subject to attainment of Performance Goals), but in no event later than December 31st of such calendar year. In the event of any Designated Participant’s termination due to death or Disability prior to a Service Vesting Date, Actual Award payments to such Designated Participant will be made at the same time as payments would have been made if such Designated Participants Continuous Service had not terminated prior to the applicable Service Vesting Date. If a Change in Control occurs during the Performance Period, Actual Awards earned under the Program will be paid to Designated Participants as soon as practicable but in no event later than sixty (60) days following the Change in Control.

(b)    Withholding. The Company will withhold from payment of any Actual Award an amount in satisfaction of any federal, state or local tax withholding obligation relating to the payment of the Actual Award as necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, as applicable to supplemental taxable income.

(c)    No Employment or Service Rights. Nothing in the Program or any instrument executed pursuant to the Program will (i) confer upon any Designated Participant any right to continue to be retained in the employ or service of the Company or any other Affiliate, (ii) change the at-will employment relationship between the Company or any other Affiliate and a Designated Participant, or (iii) interfere with the right of the Company or any other Affiliate to discharge any Designated Participant or other person at any time, with or without Cause, and with or without advance notice.

(d)    Program Administration. The Committee will be responsible for all decisions and recommendations regarding Program administration and retains final authority regarding all aspects of Program administration, interpretation of the Program, the resolution of any disputes, and application of the Program in any respect to a Designated Participant. All determinations and interpretations made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Committee may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any Designated Participant unless (i) expressly provided by the Committee; and (ii) with the consent of the Designated Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

(e)    Recovery. Any amounts paid under the Program will be subject to recoupment in accordance with any clawback policy that the Company adopts, including but not limited to the Company’s Incentive Compensation Recoupment Policy, any clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.

(f)    Validity. If any provision of the Program is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Program.

(g)    Section 280G.

(i)    If any payment or benefit a Designated Participant would receive from the Company pursuant to this Program or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Designated Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. . If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Designated Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

(ii)    Notwithstanding any provision of paragraph (i) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for the Designated Participant as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A of the Code shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.

(iii)    In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Designated Participant agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Designated Participant will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

(iv)    The accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations unless otherwise determined by the Company. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(v)    The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, within fifteen (15) calendar days after the date on which the Designated Participant’s right to a Payment is triggered or such other time as requested by the Company.

(h)    Section 409A. All Program payments are intended to satisfy the requirements for the “short-term deferral” exemption from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) to the maximum extent such exemption is available. To the extent Program payments are subject to Section 409A, Program payments are intended to be paid on the earlier of a “specified date” or upon a Change in Control in compliance with the requirements of Section 409A. The Company reserves the discretion to provide for acceleration of payment of Actual Awards to the maximum extent permitted by Treasury Regulations Section 1.409A-3(j)(4), including in connection with any Change in Control. Program Payments are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences to the Designated Participants under Section 409A, and any ambiguities herein shall be interpreted accordingly.

APPENDIX A

CASH LONG TERM INCENTIVE PROGRAM

DEFINITIONS

(a)    “Actual Award” means the amount of any cash bonus awarded to a Designated Participant under the Program based on the Committee’s determination of the level of achievement of the Performance Goals during the applicable Performance Period.

(b)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended.. The Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)    “Cause” for the Company or an Affiliate to terminate a Designated Participant’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Committee:

(1)    the Designated Participant’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or Affiliate or willful and deliberate violation of a Company or Affiliate policy;

(2)    the Designated Participant’s conviction of a felony or the Designated Participant’s commission of any act of fraud, embezzlement or dishonesty against the Company or Affiliate or involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company or an Affiliate, to be determined by the sole discretion of the Committee;

(3)    the Designated Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or an Affiliate or any other party that the Designated Participant’ owes an obligation of nondisclosure as a result of the Designated Participant’s relationship with the Company or an Affiliate; and

(4)    the Designated Participant’s willful and deliberate breach of any employment obligations that causes material injury to the business of the Company or an Affiliate.

(d)    “Change in Control” means the first to occur of (1) a change in the ownership of the Company, (2) a change in the effective control of the Company or (3) a change in the ownership of a substantial portion of the Company’s assets as specified below. For such purposes, a change in ownership of the Company occurs on the date on which any one person or more than one person acting as a group acquires ownership of shares of the Company that, together with shares held by such person or group constitutes more than 50% of the total fair market value or total voting power of the shares of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person or more than one person acting as a group acquires during any 12-month period ownership of shares of the Company possessing 50% or more of the total voting power of the shares of the Company or (ii) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person or more than one person acting as a group acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The determination of whether a Change in Control has occurred will be determined in a manner consistent with the requirements of Section 409A.

(e)    “Committee” means the Compensation Committee of the Board of Directors. In the event of a Change in Control, “Committee” means the members of the Compensation Committee of the Board of Directors as constituted immediately prior to such Change in Control.

(f)    “Continuous Service” means that the Designated Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Designated Participant’s Continuous Service; provided, however, if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Committee in its discretion may determine whether Continuous Service shall be considered interrupted in the case of (i) any Company approved leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Actual Award only to such extent as may be provided in the Company’s (or an Affiliate’s, if applicable) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Designated Participant, or as otherwise required by law.

(g)    “Disability” means the Designated Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Company employees. The determination of whether a Designated Participant has incurred a Disability will be determined in a manner consistent with the requirements of Section 409A.

(h)    “Threshold Goal” means any performance goal that may be established by the Committee for the Performance Period and which is the minimum performance level that must be attained in order to any portion of an Actual Award to be earned for such Performance Period absent a Change in Control prior to expiration of such Performance Period. The Committee may, but is not required to, establish a Threshold Goal with respect to any designated Performance Period.

(i)    “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended from time to time, including regulations and other guidance thereunder, and any state law of similar effect.

(j)    “Service Vesting Date” means the date specified by the Committee through which the Participant must provide Continuous Service in order to earn a portion of an Actual Award, except as otherwise specified in this Program.

(k)    “Target Award” means the applicable target award amount approved by the Committee for payment to a Designated Participant for a Performance Period and which would be payable if the Performance Goals for such Performance Period were attained at exactly 100% of the target level.